EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certification is not deemed filed pursuant to the Securities Exchange Act of 1934, as amended, and does not constitute a part of the Quarterly Report of DriveTime Automotive Group, Inc. and DT Acceptance Corporation on Form 10-Q for the period ending June 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”).
In connection with the Report, we, Raymond C. Fidel, as Chief Executive Officer and President of DriveTime Automotive Group, Inc. and DT Acceptance Corporation, and Mark G. Sauder, as Chief Financial Officer of DriveTime Automotive Group, Inc. and DT Acceptance Corporation, hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of our knowledge, respectively, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of DriveTime Automotive Group, Inc. and DT Acceptance Corporation.

Dated: August 09, 2013	By:	/s/ Raymond C. Fidel
Raymond C. Fidel Chief Executive Officer and President (Principal Executive Officer)

Dated: August 09, 2013	By:	/s/ Mark G. Sauder
Mark G. Sauder Chief Financial Officer and Executive VP (Principal Financial Officer)